UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2007

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2007, Rewards Network Services Inc., a subsidiary of Rewards Network Inc., entered into a Sublease Agreement (“Sublease”) with Vista Healthplan, Inc. and a Lease (“Lease”) with Metropolitan Life Insurance Company for 21,879 square feet of office space located at Venture Corporate Center III, 300 South Park Road, Hollywood, Florida. This office space will be used for the Corporation’s principal operations facility. The Sublease is for a term from July 1, 2007 until June 30, 2009 and the Lease is for a term from July 1, 2009 until June 30, 2013. The monthly rent under the Sublease includes operating expenses and taxes and is $44,670, increasing on July 1, 2008 to $47,405. The monthly rent under the Lease, which does not include operating expenses and taxes, is initially $30,557.67 and increases each year as provided in the Lease. This summary is qualified in its entirety by reference to the Sublease and the Lease, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Sublease Agreement, dated February 9, 2007, between Rewards Network Services Inc. and Vista Healthplan, Inc.

10.2	Lease, dated February 9, 2007, between Rewards Network Services Inc. and Metropolitan Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: February 13, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Sublease Agreement, dated February 9, 2007, between Rewards Network Services Inc. and Vista Healthplan, Inc.

10.2	Lease, dated February 9, 2007, between Rewards Network Services Inc. and Metropolitan Life Insurance Company